SLM Student Loan Trust 2003-14 Quarterly Servicing Report
Collection Period End Date: 09/30/2005 Distribution Date: 10/25/2005 Reporting Period: 07/01/05-09/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				06/30/05	Activity	09/30/2005

A	i	Portfolio Balance			$1,992,524,896.00	($48,237,576.00)	$1,944,287,320.00
	ii	Interest to be Capitalized			5,359,040.01		5,061,784.68

	iii	Total Pool			$1,997,883,936.01		$1,949,349,104.68

	iv	Specified Reserve Account Balance			4,994,709.84		4,873,372.76

	v	Total Adjusted Pool			$2,002,878,645.85		$1,954,222,477.44

B	i	Weighted Average Coupon (WAC)			5.079%		5.070%
	ii	Weighted Average Remaining Term			253.22		252.36
	iii	Number of Loans			113,735		111,292
	iv	Number of Borrowers			71,346		69,634
	v	Aggregate Outstanding Principal Balance — T-Bill			$378,946,528.74		$364,533,812.74
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,618,937,407.27		$1,584,815,291.94

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 07/25/05	Balance 10/25/05

C	i	A-1 Notes	78442GKH8	0.020%	1.00000	$0.00	$0.00
	ii	A-2 Notes	78442GKJ4	0.060%	1.00000	$231,723,645.85	$183,067,477.44
	iii	A-3 Notes	78442GKK1	0.120%	1.00000	$288,000,000.00	$288,000,000.00
	iv	A-4 Notes	78442GKL9	0.170%	1.00000	$318,000,000.00	$318,000,000.00
	v	A-5 Notes	78442GKM7	0.230%	1.00000	$519,000,000.00	$519,000,000.00
	vi	A-6 Notes	78442GKN5	0.300%	1.00000	$250,000,000.00	$250,000,000.00
	vii	A-7* Notes	78442GKG0	5.400%	1.72850	£189,649,986.00	£189,649,986.00
	viii	B Notes	78442GKP0	0.550%	1.00000	$68,345,000.00	$68,345,000.00

	Reserve Account					07/25/05	10/25/05

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)				$4,994,709.84	$4,873,372.76
	iv	Reserve Account Floor Balance ($)				$3,383,397.00	$3,383,397.00
	v	Current Reserve Acct Balance ($)				$4,994,709.84	$4,873,372.76

E	Other Accounts					07/25/05	10/25/05

	i	Remarketing Fee Account				$0.00	$0.00
	ii	Capitalized Interest Account				$0.00	$0.00
	iii	Principal Accumulation Account (A-7)				$0.00	$0.00
	iv	Supplemental Interest Account (A-7)				$0.00	$0.00
	v	Investment Reserve Account				$0.00	$0.00
	vi	Investment Premium Purchase Account				$0.00	$0.00

F	Asset/Liability					07/25/05	10/25/2005

	i	Total Adjusted Pool				$2,002,878,645.85	$1,954,222,477.44
	ii	Total $ equivalent Notes				$2,002,878,645.85	$1,954,222,477.44
	iii	Difference				$0.00	$0.00
	iv	Parity Ratio				1.00000	1.00000

*	A-7 Notes are denominated in Pounds Sterling

II. 2003-14 Transactions from: 07/01/05 through: 09/30/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$51,453,714.57
	ii	Principal Collections from Guarantor	4,973,169.55
	iii	Principal Reimbursements	23,013.94
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$56,449,898.06

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$741.33
	ii	Capitalized Interest	(8,213,063.39)

	iii	Total Non-Cash Principal Activity	$(8,212,322.06)

C	Total Student Loan Principal Activity		$48,237,576.00

D	Student Loan Interest Activity
	i	Regular Interest Collections	$15,347,533.10
	ii	Interest Claims Received from Guarantors	275,250.17
	iii	Collection Fees/Returned Items	10,416.73
	iv	Late Fee Reimbursements	229,272.56
	v	Interest Reimbursements	13,043.05
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	6,838,299.66
	viii	Subsidy Payments	1,263,344.68

	ix	Total Interest Collections	$23,977,159.95

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$906.02
	ii	Capitalized Interest	8,213,063.39

	iii	Total Non-Cash Interest Adjustments	$8,213,969.41

F	Total Student Loan Interest Activity		$32,191,129.36

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$181,670.01

III. 2003-14 Collection Account Activity 07/01/05 through 09/30/05

A	Principal Collections
	i	Principal Payments Received	$26,231,857.73
	ii	Consolidation Principal Payments	30,195,026.39
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	23,013.94

	vii	Total Principal Collections	$56,449,898.06

B	Interest Collections
	i	Interest Payments Received	$23,365,404.05
	ii	Consolidation Interest Payments	359,023.56
	iii	Reimbursements by Seller	1.92
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	9,577.38
	vi	Re-purchased Interest	3,463.75
	vii	Collection Fees/Return Items	10,416.73
	viii	Late Fees	229,272.56

	ix	Total Interest Collections	$23,977,159.95

C	Other Reimbursements		$353,635.78

D	Reserves In Excess of the Requirement		$121,337.08

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$536,063.49

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$81,438,094.36

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,651,356.21)
		Consolidation Loan Rebate Fees	$(5,079,885.60)

N	NET AVAILABLE FUNDS		$74,706,852.55

O	Servicing Fees Due for Current Period		$814,512.28

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$839,512.28

IV. 2003-14 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.981%	4.956%	82,067	78,142	72.156%	70.213%	$1,325,522,644.11	$1,280,937,762.43	66.525%	65.882%
31-60 Days Delinquent	5.728%	5.791%	3,173	3,154	2.790%	2.834%	56,455,231.34	54,636,191.23	2.833%	2.810%
61-90 Days Delinquent	5.778%	5.920%	1,599	1,505	1.406%	1.352%	28,006,281.36	28,311,083.56	1.406%	1.456%
91-120 Days Delinquent	6.194%	6.034%	816	901	0.717%	0.810%	15,012,428.64	16,001,202.08	0.753%	0.823%
> 120 Days Delinquent	6.683%	6.441%	1,628	1,707	1.431%	1.534%	31,977,655.64	33,163,312.27	1.605%	1.706%

Deferment
Current	4.998%	5.004%	11,020	10,967	9.689%	9.854%	220,959,105.48	209,666,827.32	11.089%	10.784%

Forbearance
Current	5.139%	5.159%	13,261	14,675	11.660%	13.186%	311,595,812.03	316,119,696.90	15.638%	16.259%

TOTAL REPAYMENT	5.077%	5.066%	113,564	111,051	99.850%	99.783%	$1,989,529,158.60	$1,938,836,075.79	99.850%	99.720%
Claims in Process (1)	6.548%	6.630%	170	241	0.149%	0.217%	$2,991,674.49	$5,451,244.21	0.150%	0.280%
Aged Claims Rejected (2)	10.000%	0.000%	1	0	0.001%	0.000%	$4,062.91	$0.00	0.000%	0.000%
GRAND TOTAL	5.079%	5.070%	113,735	111,292	100.000%	100.000%	$1,992,524,896.00	$1,944,287,320.00	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2003-14 Various Interest Accruals and Floating Rate Swap Payments

A		Borrower Interest Accrued During Collection Period		$23,584,574.38

B		Interest Subsidy Payments Accrued During Collection Period		1,141,604.78

C		SAP Payments Accrued During Collection Period		8,560,347.87

D		Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)		536,063.49

E		Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F		Consolidation Loan Rebate Fees		(5,079,885.60)

G		Net Expected Interest Collections		$28,742,704.92

H		Interest Rate Cap Payments Due to the Trust
				Cap

		i	Cap Notional Amount	$0.00

		ii	Libor	0.00000%
		iii	Cap %	0.00000%

		iv	Excess Over Cap	0.00000%

		v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				Royal Bank of Scotland
				A-7 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$327,810,000
		ii	3 Month Libor	3.65000%
		iii	Spread	0.160%

		iv	Pay Rate	3.810%
		v	Gross Swap Payment Due Counterparty	$3,191,776.71
		vi	Days in Period 07/25/05 - 10/25/05	92

		RBS plc Pays:
		i	Notional Swap Amount (Pounds Sterling)	£189,649,986.00
		ii	Fixed Rate Equal To Respective Reset Note Rate	5.40000%
		iii	Gross Swap Receipt Due Paying Agent*	0.00
		iv	Days in Period 01/25/05 - 01/25/06	365

	*	Fixed Rate Pounds Sterling to be paid annually

VI. 2003-14 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	7/25/05 - 10/25/05	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.009481111	7/25/05 - 10/25/05	3.71000%	LIBOR

C	Class A-3 Interest Rate	0.009634444	7/25/05 - 10/25/05	3.77000%	LIBOR

D	Class A-4 Interest Rate	0.009762222	7/25/05 - 10/25/05	3.82000%	LIBOR

E	Class A-5 Interest Rate	0.009915556	7/25/05 - 10/25/05	3.88000%	LIBOR

F	Class A-6 Interest Rate	0.010094444	7/25/05 - 10/25/05	3.95000%	LIBOR

G	Class A-7 Interest Rate*	0.000000000	1/25/05 - 1/25/06	5.40000%	FIXED

H	Class B Interest Rate	0.010733333	7/25/05 - 10/25/05	4.20000%	LIBOR

*	Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-14 Inputs From Prior Quarter 06/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,992,524,896.00
	ii	Interest To Be Capitalized	5,359,040.01

	iii	Total Pool	$1,997,883,936.01
	iv	Specified Reserve Account Balance	4,994,709.84

	v	Total Adjusted Pool	$2,002,878,645.85

B	Total Note and Certificate Factor		0.879166977
C	Total Note Balance		$2,002,878,645.85

D	Note Balance 07/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.000000000	0.782850155	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$231,723,645.85	$288,000,000.00	$318,000,000.00	$519,000,000.00	$250,000,000.00	£189,649,986.00	$68,345,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

H	Reserve Account Balance		$4,994,709.84
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-14 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 1/26/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2003-14 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$74,706,852.55	$74,706,852.55

B	Primary Servicing Fees-Current Month		$814,512.28	$73,892,340.27

C	Administration Fee		$25,000.00	$73,867,340.27

D	Aggregate Quarterly Funding Amount		$0.00	$73,867,340.27

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$73,867,340.27
	ii	Class A-2	$2,196,997.63	$71,670,342.64
	iii	Class A-3	$2,774,720.00	$68,895,622.64
	iv	Class A-4	$3,104,386.67	$65,791,235.97
	v	Class A-5	$5,146,173.33	$60,645,062.64
	vi	Class A-6	$2,523,611.11	$58,121,451.53
	vii	Class A-7 USD payment to the swap counterparty*	$3,191,776.71	$54,929,674.82

		Total	$18,937,665.45

F	Class B Noteholders’ Interest Distribution Amount		$733,569.67	$54,196,105.15

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1	$0.00	$54,196,105.15
	ii	Class A-2	$48,656,168.41	$5,539,936.74
	iii	Class A-3	$0.00	$5,539,936.74
	iv	Class A-4	$0.00	$5,539,936.74
	v	Class A-5	$0.00	$5,539,936.74
	vi	Class A-6	$0.00	$5,539,936.74
	vii	Class A-7	$0.00	$5,539,936.74

		Total	$48,656,168.41

H	Supplemental Interest Account Deposit		$0.00	$5,539,936.74

I	Investment Reserve Account Required Amount		$0.00	$5,539,936.74

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$5,539,936.74

K	Increase to the Specified Reserve Account Balance		$0.00	$5,539,936.74

L	Investment Premium Purchase Account Deposit		$0.00	$5,539,936.74

M	Carryover Servicing Fees		$0.00	$5,539,936.74

N	Remaining Swap Termination Fees		$0.00	$5,539,936.74

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$5,539,936.74

	Excess to Excess Distribution Certificate Holder		$5,539,936.74	$0.00

*	Fixed rate Pounds Sterling interest to be paid to noteholders annually
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-14 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$4,994,709.84
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$4,994,709.84
	iv	Required Reserve Account Balance	$4,873,372.76
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$121,337.08
	vii	End of Period Account Balance	$4,873,372.76

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance	$0.00

C	Remarketing Fee Account		A-7

	i	Next Reset Date	01/26/2009
	ii	Reset Period Target Amount	$0.00
	iii	Quarterly Required Amount	$0.00

	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00
	v	Quarterly Funding Amount	$0.00
	vi	Reset Period Target Amount Excess	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00

D	Accumulation Accounts
	i	Class A-7 Accumulation Account Beginning Balance	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00
	iii	Principal Payments to the A-7 Noteholders on Reset Date	$0.00

	iv	Ending A-7 Accumulation Account Balance	$0.00

E	Supplemental Interest Account
	i	Three Month Libor Determined n/a	0.00000%
	ii	Investment Rate	0.00000%

	iii	Difference	0.00000%

	iv	Class A-7 Supplemental Interest Account Beginning Balance	$0.00
	v	Funds Released into Collection Account	$0.00
	vi	Number of Days Through Next Reset Date	1189
	vii	Class A-7 Supplemental Interest Account Deposit Amount	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$0.00
	ii	Required Quarterly Deposit	$0.00
	iii	Carryover amounts from previous periods	$0.00
	iv	Eligible Investments Purchase Premium Paid	$0.00
	v	Funds Released into Collection Account	$0.00

	vi	End of Period Account Balance	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2003-14 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Interest Due	$0.00	$2,196,997.63	$2,774,720.00	$3,104,386.67	$5,146,173.33	$2,523,611.11	£—	$733,569.67
	ii	Interest Paid	0.00	2,196,997.63	2,774,720.00	3,104,386.67	5,146,173.33	2,523,611.11	—	733,569.67

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	vii	Principal Due	$0.00	$48,656,168.41	$0.00	$0.00	$0.00	$0.00	£—	$0.00
	viii	Principal Paid	0.00	48,656,168.41	0.00	0.00	0.00	0.00	—	0.00

	ix	Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	x	Total Distribution Amount	$0.00	$50,853,166.04	$2,774,720.00	$3,104,386.67	$5,146,173.33	$2,523,611.11	£—	$733,569.67

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 09/30/2005	$2,002,878,645.85
	ii	Adjusted Pool Balance 09/30/2005	1,954,222,477.44

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$48,656,168.41

	iv	Adjusted Pool Balance 06/30/2005	$2,002,878,645.85
	v	Adjusted Pool Balance 09/30/2005	1,954,222,477.44

	vi	Current Principal Due (iv-v)	$48,656,168.41
	vii	Principal Shortfall from Previous Collection Period	$0.00

	viii	Principal Distribution Amount (vi + vii)	$48,656,168.41

	ix	Principal Distribution Amount Paid	$48,656,168.41

	x	Principal Shortfall (viii - ix)	$0.00

C	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GKH8	$0.00		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GKJ4	$231,723,645.85		$183,067,477.44
		A-2 Note Pool Factor		0.782850155	0.164378947	0.618471208

	iii	A-3 Note Balance	78442GKK1	$288,000,000.00		$288,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GKL9	$318,000,000.00		$318,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GKM7	$519,000,000.00		$519,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	78442GKN5	$250,000,000.00		$250,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-7 Note Balance	78442GKG0	£189,649,986.00		£189,649,986.00
		A-7 Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	B Note Balance	78442GKP0	$68,345,000.00		$68,345,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-14 Historical Pool Information

						2004
			07/01/05-09/30/05	4/1/05-6/30/05	1/1/05-3/31/05	12/11/03-12/31/04

Beginning Student Loan Portfolio Balance			$1,992,524,896.00	$2,040,050,750.16	$2,076,550,556.66	$2,249,673,803.42

	Student Loan Principal Activity
	i	Regular Principal Collections	$51,453,714.57	$48,275,778.88	$37,573,136.13	$190,257,841.56
	ii	Principal Collections from Guarantor	4,973,169.55	7,024,676.90	6,817,549.70	17,263,728.13
	iii	Principal Reimbursements	23,013.94	83,475.60	263,610.02	6,235,209.39
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$56,449,898.06	$55,383,931.38	$44,654,295.85	$213,756,779.08
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$741.33	$399.65	$1,368.73	$233,290.01
	ii	Capitalized Interest	(8,213,063.39)	(7,858,476.87)	(8,155,858.08)	(40,866,822.33)

	iii	Total Non-Cash Principal Activity	$(8,212,322.06)	$(7,858,077.22)	$(8,154,489.35)	$(40,633,532.32)

(-)	Total Student Loan Principal Activity		$48,237,576.00	$47,525,854.16	$36,499,806.50	$173,123,246.76

	Student Loan Interest Activity
	i	Regular Interest Collections	$15,347,533.10	$15,754,359.58	$16,202,364.10	$78,813,886.69
	ii	Interest Claims Received from Guarantors	275,250.17	428,646.05	389,870.71	840,770.20
	iii	Collection Fees/Returned Items	10,416.73	11,368.20	12,073.86	31,388.49
	iv	Late Fee Reimbursements	229,272.56	223,219.44	244,917.98	1,010,701.69
	v	Interest Reimbursements	13,043.05	11,365.45	14,289.53	77,375.69
	vi	Other System Adjustments	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	6,838,299.66	5,531,555.76	3,155,651.71	2,688,175.37
	viii	Subsidy Payments	1,263,344.68	1,260,142.23	1,273,096.98	4,800,235.27

	ix	Total Interest Collections	$23,977,159.95	$23,220,656.71	$21,292,264.87	$88,262,533.40

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$906.02	$280.26	$757.12	$(53,374.93)
	ii	Capitalized Interest	8,213,063.39	7,858,476.87	8,155,858.08	40,866,822.33

	iii	Total Non-Cash Interest Adjustments	$8,213,969.41	$7,858,757.13	$8,156,615.20	$40,813,447.40

	Total Student Loan Interest Activity		$32,191,129.36	$31,079,413.84	$29,448,880.07	$129,075,980.80

(=)	Ending Student Loan Portfolio Balance		$1,944,287,320.00	$1,992,524,896.00	$2,040,050,750.16	$2,076,550,556.66
(+)	Interest to be Capitalized		$5,061,784.68	$5,359,040.01	$5,416,183.10	$5,106,651.88

(=)	TOTAL POOL		$1,949,349,104.68	$1,997,883,936.01	$2,045,466,933.26	$2,081,657,208.54

(+)	Reserve Account Balance		$4,873,372.76	$4,994,709.84	$5,113,667.33	$5,204,143.02

(=)	Total Adjusted Pool		$1,954,222,477.44	$2,002,878,645.85	$2,050,580,600.59	$2,086,861,351.56

XIII. 2003-14 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$2,199,957,489	5.01%

Jul-04	$2,175,773,554	4.25%

Oct-04	$2,117,016,235	5.50%

Jan-05	$2,081,657,209	5.28%

Apr-05	$1,949,349,105	5.15%

Jul-05	$1,997,883,936	5.40%

Oct-05	$1,949,349,105	5.63%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.